Exhibit 99.1

CETUS CAPITAL ACQUISITION CORP.

Floor 3, No. 6, Lane 99

Zhengda Second Street, Wenshan District

Taipei, Taiwan, R.O.C. 11602

SPECIAL MEETING OF STOCKHOLDERS

[_], 2024

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [_], 2024

The undersigned, revoking any previous proxies relating to these shares with respect to Proposals No.1 to No.7 (collectively, the “Proposals”) below hereby acknowledges receipt of the notice and Proxy Statement, dated [_], 2024, in connection with the special meeting of stockholders and at any adjournments thereof (the “Special Meeting”) to be held at 10:00 a.m. Eastern Time on [_], 2024 as a telephone-only for the sole purpose of considering and voting upon the following Proposals, and hereby appoints Chung-Yi Sun and Cheng-Nan Wu, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Cetus Capital Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the Proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [_], 2024:

This notice of meeting and the accompanying Proxy Statement are available at
https://www.cstproxy.com/____________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS HEREIN.	Please mark votes as indicated in this example	☒

Proposal No. 1 – Business Combination Proposal	FOR	AGAINST	ABSTAIN

A proposal to approve and adopt that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”, and the transactions contemplated thereby, the “Business Combination”), dated June 20, 2023, by and among the Company, MKD Technology Inc., a Taiwan corporation (“MKD Taiwan”), MKDWELL Limited, a company incorporated in the British Virgin Islands, Ming-Chia Huang, in his capacity as the representative of the shareholders of MKD Taiwan, and the other parties thereto,.

	☐	☐	☐
Proposal No. 2 – Nasdaq Proposal	FOR	AGAINST	ABSTAIN

A proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, the issuance of more than 20% of the total issued and outstanding ordinary shares of MKDWELL Tech Inc., a BVI business company (“PubCo”), pursuant to the terms of the Business Combination Agreement.	☐	☐	☐

Proposal No. 3 – Incentive Plan Proposal	FOR	AGAINST	ABSTAIN

A proposal to approve the MKDWELL Tech Inc. 2024 Share Incentive Plan in the form attached to the Proxy Statement as Annex C.	☐	☐	☐
Proposal No. 4 – PubCo Charter Proposal	FOR	AGAINST	ABSTAIN

A proposal to amend PubCo’s memorandum and articles of association substantially in the form attached to the Proxy Statement as Annex B (the “Proposed PubCo Charter”).	☐	☐	☐

Proposal No. 5 – Advisory PubCo Charter Proposal	FOR	AGAINST	ABSTAIN

A proposal to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed PubCo Charter, presented separately in accordance with the requirements of the U.S. Securities and Exchange Commission.	☐	☐	☐

Proposal No. 6 – Advisory Director Election Proposal	FOR	AGAINST	ABSTAIN

A proposal to approve, on a non-binding advisory basis, the appointment of seven (7) directors who, upon consummation of the Business Combination, will become directors of PubCo.	☐	☐	☐

Proposal No. 7 – Adjournment Proposal	FOR	AGAINST	ABSTAIN

A proposal to adjourn the Special Meeting under certain circumstances, as more fully described in the Proxy Statement.	☐	☐	☐

Date: [_], 2024

Name of Stockholder: [_]

Number of shares held: [_] shares of Class A Common Stock

Signature:

By:
Name:
Title:

Signature (if held jointly) ___________________________________________________________________

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVESIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS HEREIN. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.